UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware		19713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 29, 2013, Sallie Mae (NASDAQ: SLM), formally SLM Corporation, announced its Board of Directors has appointed John (Jack) F. Remondi chief executive officer, effective immediately. Mr. Remondi succeeds Albert L. Lord, Sallie Mae’s vice chairman and chief executive officer, who is moving up his plans to retire from the Board of Directors and executive management. Mr. Remondi, age 51, has served as President and Chief Operating Officer of the Company since January 2011. Previously, Mr. Remondi served in various positions with the Company, including as Vice Chairman and Chief Financial Officer of the Company from January 2008 to January 2011.

ITEM 7.01	REGULATION FD DISCLOSURE.

On May 29, 2013, the Company issued a press release announcing that its Board of Directors has directed management to pursue the separation of the Company’s existing businesses into two separate publicly traded companies. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. Additionally, on May 29, 2013, a presentation regarding the separation was made available on the Company’s website at https://www.salliemae.com/about/investors/webcasts. A copy of the presentation is furnished as Exhibit 99.2 and incorporated herein by reference.

The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1*	Press Release, dated May 29, 2013.

99.2*	Investor Presentation, dated May 29, 2013.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: May 29, 2013	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release, dated May 29, 2013.

99.2*	Investor Presentation, dated May 29, 2013.

*	Furnished herewith.